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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. 333-84056 of
Aeropostale, Inc. on Form S-1 of our report dated    , 2002 (except for Note 19,
as to which the date is      , 2002), appearing in the prospectus which is a
part of this registration statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.



New York, New York
      ,2002


The accompanying financial statements include the effects of the stock split of the Company's common stock approved by the Company's Board of Directors in April 2002, to be effective immediately prior to the effective date of the Registration Statement. The above consent is in the form which will be signed by Deloitte & Touche LLP upon consummation of the stock split, which is described in Note 19 of the notes to financial statements, and assuming that, from April 29, 2002 to the date of such stock split, no other events will have occurred that would affect the accompanying financial statements and notes thereto.


/s/ DELOITTE & TOUCHE LLP

New York, New York
April 30, 2002